UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2025

WASHINGTON TRUST BANCORP, INC.

(Exact Name of Registrant as Specified in Charter)

Rhode Island	001-32991	05-0404671
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

23 Broad Street
Westerly, Rhode Island	02891
(Address of principal executive offices)	(Zip Code)

(401) 348-1200

(Registrant’s telephone number, including area code)

N/A

(Former name or address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
COMMON STOCK, $.0625 PAR VALUE PER SHARE	WASH	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 18, 2025, the Compensation & Human Resources Committee (the “Committee”) of the Board of Directors of Washington Trust Bancorp, Inc. (the “Corporation”) and the Corporation’s subsidiary bank, The Washington Trust Company, of Westerly (the “Bank”) approved the reinstatement of the Annual Performance Plan with certain modifications primarily to the metrics used to evaluate the Corporation’s performance. The Annual Performance Plan replaces the Executive Bonus Plan which was developed for 2024 only.

The Annual Performance Plan is designed to provide an incentive to executive officers and other select employees of the Corporation to contribute to the growth, profitability and increased value of the Corporation. The Annual Performance Plan is comprised of corporate and individual components. The corporate performance component focuses on achievement of the Corporation’s pre-tax, pre-provision net revenue and return on average assets, with each metric weighted equally. The individual performance component is assessed on performance of expectations established at the beginning of the year. The Annual Performance Plan provides that participants may earn a pre-determined percentage of their respective base salaries for the achievement of such specified goals. Target incentive levels are based upon the participant’s position. Under the Annual Incentive Plan, the payout opportunity is contingent upon meeting the threshold performance levels, and thereafter varies for performance above and below the pre-established target performance levels, subject to a maximum award level of 150% of target for each participant. Annual Performance Plan awards are intended to be performance-based awards granted under, and subject to the requirements of Section 10 of the Washington Trust Bancorp, Inc. 2022 Long Term Incentive Plan. The Corporation intends that the Annual Performance Plan and all payments under the plan will be exempt from Section 409A of the Internal Revenue Code of 1986. The foregoing description of the Annual Performance Plan is not complete and is qualified in its entirety by reference to Annual Performance Plan, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Exhibit

	10.1	2025 Annual Performance Plan

	104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WASHINGTON TRUST BANCORP, INC.

Date:	March 21, 2025	By:	/s/ Ronald S. Ohsberg
Ronald S. Ohsberg
Senior Executive Vice President, Chief Financial Officer and Treasurer